                                                                    EXHIBIT 99.3


                       ASSET PURCHASE AND SALE AGREEMENT



         THIS AGREEMENT, dated as of May 27, 1998, is made among AMERICAN COIN MERCHANDISING, INC., d/b/a SUGARLOAF CREATIONS, INC., a Delaware corporation ("Buyer"), OREGON COIN COMPANY ("Seller"), and MARY ELLEN FIORE and JOE FIORE ("Shareholders").

                                   ARTICLE 1
                          Purchase and Sale of Assets

         1.1     Basic Transaction.

         (a) Purchased Seller Assets. Pursuant to a certain franchise agreement between Buyer and Seller, Seller is the owner and operator of a franchise business operating in the State of Oregon (the "Business"). Shareholders are all the shareholders of Seller. Seller desires to sell, and Buyer desires to purchase, the following specific assets (hereinafter collectively referred to as the "Purchased Assets") relating to the Business, all on the terms and conditions of this Agreement. The Purchased Assets will be free and clear of all liens, claims, and encumbrances upon the Closing Date.

                 (i) Inventory. All of Seller's right, title and interest in and to its inventory and supplies on hand as of the close of business on the Closing Date (the "Inventory").

                 (ii) Furniture, Fixtures and Equipment. All of Seller's right, title and interest in and to its furniture, fixtures, motor vehicles, skill crane machines and equipment used in the Business (including all spare parts for such equipment) (collectively, the "Equipment"). A list of the Equipment being purchased is in Schedule 1.1(a)(ii) of the Disclosure Letter (as defined in Article 4 below).

                 (iii) Real Property Leases. All of Seller's right, title and interest in its real property leases (collectively, the "Real Property Leases"). A list of the Real Property Leases is in Schedule 1.1(a)(iii) of the Disclosure Letter.

                 (iv) Contracts. All of Seller's right, title, and interest under oral and written contracts (including location agreements and orders for inventory and machines). The written contracts are listed in Schedule 1.1(a)(iv) of the Disclosure Letter.

                 (v) Other Assets. All other assets of Seller not specifically excluded pursuant to paragraph 1.1(b).

         (b) Excluded Assets. The parties agree that the following assets of Seller are expressly excluded from this purchase and sale: cash (excluding any cash in the machines as of the close of business on the Closing Date), accounts receivable, notes receivable, tax claims, utility deposits, bank accounts, insurance policies, books and records (subject to Buyer's reasonable access for business purposes), corporate names, and the personal items listed in Schedule 1.1(b) of the Disclosure Letter.

         (c) No Other Liabilities Assumed. Other than the Real Property Leases and the Contracts identified on Schedule 1.1(a)(iv) of the Disclosure Letter which will be assumed by Buyer, and except as otherwise provided in this Agreement, Buyer will not assume or be liable for any liabilities or obligations of Seller, whether such obligations of Seller exist on the Closing Date, occur thereafter, arise as a result of or in connection with this Agreement, or otherwise. Without limiting the foregoing, (i) all accounts payable and general trade payables of Seller shall remain the sole and exclusive liability of Seller following Closing, and (ii) all liens, claims and encumbrances (other than personal property taxes) on the Purchased Assets shall be paid upon the Closing Date.

         1.2     Purchase Price.

         (a) The base purchase price for the Purchased Assets shall be $4,805,000 (the "Base Purchase Price"), which will be subject to the Adjustments and paragraph 1.4 below.

         (b) The Base Purchase Price shall be increased or decreased by the book difference between $105,000 and the value of Seller's Inventory (based on a physical inventory and valued at cost in a manner consistent with the December 31, 1997 audited financial statements) as of the Closing Date (the "Adjustment"). In determining the value of Inventory for the purpose of the Adjustment, all of Seller's coin-operated skill crane machines will be deemed full and the Inventory in each machine will be valued at its historical average cost plus its historical average freight cost. The Adjustment will be listed in Schedule 1.2(b) to this Agreement, which will be executed by both parties and attached to this Agreement within forty-five (45) days after the Closing Date. If the parties do not agree on the amount of the Adjustment, the dispute will be submitted jointly to their accountants (Coopers & Lybrand, for Seller, and KPMG Peat Marwick, LLP, for Buyer) (collectively, the "Accountants") to attempt to resolve the dispute. Each party will bear the costs of its own Accountants in this matter. If the Accountants cannot resolve the dispute, it will be submitted to Arthur Andersen & Co., whose decision will be final, and whose fees will be shared equally by Buyer and Seller.

         (c) The Purchase Price will be allocated to the fair market value of the Purchased Assets, with the excess allocated to goodwill in accordance with Schedule 1.2(c) to this Agreement.

         1.3 Terms of Purchase. The Base Purchase Price shall be paid as follows:

         (a) Four Million Five Hundred Sixty-Eight Thousand Seventy and 18/100 Dollars ($4,568,070.18) shall be paid by wire transfer on the Closing Date;

         (b) One Hundred Five Thousand Dollars ($105,000) shall be placed into an escrow account pursuant to the Escrow Agreement attached as Exhibit 1.3(b) for disbursement upon completion of the Inventory Adjustment described in paragraph 1.2(b). If Seller's Inventory is less than such amount, the shortfall (without interest thereon) will be distributed to Buyer, and the balance of the escrow will be distributed to Seller. If Seller's Inventory exceeds that amount,

Buyer shall pay the excess (without interest thereon) to Seller within ten (10) days after completion of the Inventory Adjustment;

         (c) The remainder of the Base Purchase Price shall be paid by delivery of an Eight Hundred Thousand Dollar ($800,000) interest-bearing promissory note (the "Note"), the form of which is attached as Exhibit 1.3(c), to be delivered on the Closing Date and to be secured by a standby reducing irrevocable letter of credit in form of Exhibit 1.3(c)(1)(with the cost of such letter of credit borne by Seller). The Note is due and payable as follows: principal plus accrued interest at prime (determined as of the Closing Date) paid quarterly on an amortized basis for the three years after the Closing Date.

         1.4 Additional Payments or Reimbursements. Buyer and Seller acknowledge and agree that the Base Purchase Price was determined assuming that Seller owned, and had in its possession and control, 354 machines as of April 20, 1998. For any machines delivered after that date, Buyer will either assume and pay the invoices and/or will reimburse Seller to the extent the invoices have already been paid in whole or in part. Similarly, for inventory on order but not received by Seller on the Closing Date, Buyer shall assume and pay the invoices for such inventory when received and/or reimburse Seller to the extent the invoices have been paid by Seller in whole or in part.

         1.5     Closing Transactions.

         (a) Subject to the conditions set forth in this Agreement, the parties agree to consummate the following closing transactions at the Closing:

                 (i) Buyer will deliver to Seller the funds described in paragraph 1.3(a);

                 (ii) Buyer will deliver to the Escrow Agent the funds described in paragraph 1.3(b);

                 (iii) Buyer will deliver to Seller the Note and letter of credit described in paragraph 1.3(c);

                 (iv) There shall be delivered to Buyer, Shareholders and Seller all certificates, schedules, exhibits, and other documents required to be delivered under the provisions of this Agreement;

                 (v) Seller will deliver to Buyer a bill of sale containing warranties of title for the tangible assets and an assignment containing warranties of title for the intangible assets, if any, and all other instruments of conveyance which Buyer deems necessary or appropriate to effect the transfer of the Purchased Assets to Buyer. All manufacturer's warranties associated with the Purchased Assets that are in effect on the Closing Date shall (to the extent permitted) be deemed assigned to Buyer;

                 (vi) Seller and Shareholders will deliver to Buyer a five-year noncompetition agreement in form attached as Exhibit 1.5(a)(vi);

                 (vii) Seller and Shareholders will deliver to Buyer a termination agreement in form attached as Exhibit 1.5(a)(vii); and

                 (viii)     Seller will deliver to Buyer all
         computer-software-generated information for periods since January 1, 1995, relating to Seller's operation of the machines included in the Purchased Assets at various locations.

         (b) The closing of the transactions contemplated by this Agreement (the "Closing") is anticipated to take place on June 12, 1998 (the "Closing Date"), and will take place at a place and time as the parties mutually agree. This Agreement shall be void and of no effect if the Closing does not occur on or before thirty (30) days after June 12, 1998.

         (c) All lease payments, utilities, personal property taxes, sales and use taxes and related operating expenses shall be pro rated as of the Closing Date and the applicable party shall reimburse the other party for its applicable share at Closing and/or as such items become payable. Any security deposits on Real Property Leases shall be purchased by Buyer or returned to Seller.

                                   ARTICLE 2
                             Conditions to Closing

         2.1 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

         (a) The representations and warranties set forth in Article 4 hereof will be true and correct in all material respects at and as of the Closing Date, except for representations and warranties which are true and correct as of the date of this Agreement but which become untrue or incorrect other than through Seller's action or inaction;

         (b) Seller and Shareholders will have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement prior to the Closing, except for those covenants and agreements which Seller is unable to perform other than as a consequence of its own action or inaction;

         (c) Transfer of the license or issuance of a license required to permit Buyer to operate the Business operated by NW Toys Co. in the State of Washington;

         (d) No action or proceeding before any court or government body will be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions or events contemplated hereby, declare unlawful the transactions or events contemplated by this Agreement, or cause such transactions to be rescinded;

         (e) On the Closing Date, Seller will have delivered to Buyer such documents as are required in order to transfer to Buyer good and marketable title to the Purchased Assets, and a complete schedule of all security interests or other liens held by third parties on any of the

Purchased Assets (including pay-off statements from such third parties), if any. Such security interests and liens are listed in Schedule 2.1(e) of the Disclosure Letter;

         (f) The continued operation of the business of Seller in the ordinary course of business, except to the extent that the continued operation of Seller's business is affected other than by Seller's action or inaction;

         (g)     Completion of Buyer's account due diligence as follows.
Section 2.1(g) of the Disclosure Letter lists each of Seller's accounts that, together with any of the account's affiliates, provided more than .5% of Seller's revenue for either (or both of) the twelve-month period ending December 31, 1997, or the four-month period ending April 30, 1998 (the "Major Accounts"). Before or after execution of this Agreement, on the schedule arranged by Buyer and Seller, Buyer and Seller have or will contact the Major Accounts for the purpose of determining the impact, if any, of the purchase of Seller's assets by Buyer on the ongoing business relationship with each of the Major Accounts. By the close of business on June 1, 1998, Buyer shall have the right to terminate this Agreement by written notice to Seller if Buyer reasonably believes, based solely on the actual oral or written information received from the Major Accounts, that there may be a Substantial Adverse Impact on the revenue that can be expected to be received by Buyer from the use of Seller's assets after the Closing. For purposes of this Agreement, a Substantial Adverse Impact shall mean that Buyer reasonably believes, based solely on the actual oral or written information received from the Major Accounts, that there is a substantial likelihood that four or fewer Major Accounts, which together comprise more than 3% of the aggregate revenue of Seller and its affiliates during either (or both of) the twelve month period ending December 31, 1997, or the four month period ending April 30, 1998, will not continue to permit Buyer to operate amusement vending machines in such Major Account locations after the Closing based on a continuation of the existing arrangement. This condition shall be deemed waived if no such notice is received by Seller by the close of business on June 1, 1998; and.

         (h) Closing of the contract with the two affiliates of Seller contemporaneously with this Closing.

Any condition specified in this Section 2.1 may be waived by Buyer, provided that no such waiver will be effective unless it is set forth in a writing executed by Buyer.

         2.2 Conditions to Seller's Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

         (a) The representations and warranties set forth in Article 5 hereof will be true and correct in all material respects at and as of the Closing Date;

         (b) Buyer will have performed all the covenants and agreements (including payment of the Base Purchase Price) required to be performed by it under this Agreement prior to the Closing; and

         (c) No action or proceeding before any court or government body will be pending or threatened against Buyer wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions or events contemplated hereby, declare unlawful the transactions or events contemplated by this Agreement or cause such transactions to be rescinded.

Any condition specified in this Section 2.2 may be waived by Seller, provided that no such waiver will be effective unless it is set forth in a writing executed by Seller.

                                   ARTICLE 3
                                   Covenants

         3.1 Covenants of Seller. Prior to the Closing, unless Buyer has otherwise consented, Seller will:

         (a) Continue, except for the actions contemplated by this Agreement, to conduct its operations in the ordinary and usual course of business and use its reasonable commercial efforts to keep in full force and effect all material rights and preserve the current business relationships relating or pertaining to Seller's Business;

         (b) Maintain the Purchased Assets in customary repair, order and condition, maintain insurance reasonably comparable to that in effect on the date of this Agreement, and, in the event of a casualty, loss or damage to any of such assets prior to the Closing Date for which Seller is insured, either repair or replace such damaged property or, at Buyer's option, transfer the proceeds of such insurance to Buyer as of the Closing;

         (c) Use its best efforts to obtain all third-party approvals necessary or desirable to consummate the transactions contemplated hereby and to cause Buyer's other closing conditions to be satisfied;

         (d) Maintain in accordance with its past practices material trademarks, service marks, trade names, corporate names, copyrights, trade secrets, licenses, software, software updates and other proprietary rights, if any, which are used or owned in connection with the Business;

         (e) Permit Buyer and its employees, agents, accounting and legal representatives to have access to the books, records, invoices, contracts, leases, key personnel, equipment, trade secrets, software, and other things reasonably related to the business; and

         (f) Promptly inform Buyer in writing of any material variances from the representations and warranties contained in Article 4 hereof.

         (g) Seller shall, as of Closing, terminate the employment of all of its employees who are engaged in the business of Seller involving the Purchased Assets and whom Buyer expressly agrees to hire pursuant to paragraph 3.3(a). Seller shall pay all wages, non-voluntary bonuses, accumulated sick pay, accumulated vacation pay, termination payments (if any), and all other forms of compensation owed to such employees, at or prior to Closing, except that Seller may pay after Closing any voluntary bonuses it chooses to make. Seller shall cooperate with Buyer in the announcement of this transaction to its employees and shall allow Buyer to discuss possible future employment, after Closing, with such employees during the time prior to Closing.

         (h) Up until Closing, Seller shall permit Buyer, its agents, employees and representatives, upon reasonable notice and at reasonable times, to have full access to the books, records, and properties of Seller. The confidentiality obligations of Buyer and its representatives (as defined) are set forth in a letter agreement dated May 2, 1998, which shall remain in full force and effect.

         3.2 Covenants of Buyer. Prior to the Closing, unless Seller has otherwise consented:

         (a) Buyer shall use its best efforts to obtain all third party approvals necessary or desirable to consummate the transactions contemplated hereby and to cause Seller's other closing conditions to be satisfied; and

         (b) Buyer shall be responsible for any sales or use taxes in connection with the purchase of the Purchased Assets from Seller.

         3.3     Post-Closing Covenants.

         (a) At least for an interim period, Buyer anticipates that it will hire certain of Seller's employees as of the Closing Date, on mutually agreeable terms and conditions. Buyer may hire such employees as employees or independent consultants of Buyer. By agreeing to initially employ or engage such employees or consultants, Buyer does not agree to any specific term of employment or engagement, and all such employees employed as employees of Buyer are employed as "at-will" employees. Buyer reserves the right to terminate such employees and consultants with or without cause. The seniority of any such employees employed by Buyer will include such employee's term of service with Seller.

         (b) Shareholders agree to provide consulting services to Buyer to assist in the transition of the Business. Such transition assistance will be provided as requested by Buyer, and Shareholders agree to be available on a full-time basis for the first sixty (60) days after Closing and up to two (2) days per week for the one hundred twenty (120) days thereafter. No additional consideration will be paid to Shareholders for such transition assistance provided Buyer shall reimburse Shareholders for costs (travel, etc.) incurred in rendering such services. However, in consideration of such assistance, Buyer agrees that certain employees of Seller (who will become Buyer's employees after the Closing) may utilize reasonable amounts of time after the Closing to assist Seller in the wind down of its business operations.

         (c) Buyer shall provide access at reasonable times to Seller or the Shareholders to any computer records or other records delivered to Buyer.

                                   ARTICLE 4
                    Representations and Warranties of Seller

         Except as otherwise disclosed to Buyer in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the specific section herein to which the information in such letter relates (the "Disclosure Letter")), Seller and Shareholders, jointly and severally, represent and warrant to Buyer that:

         4.1 Organization and Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon with full power and authority to execute, deliver, and perform this Agreement.

         4.2 Authorization. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not require the consent of any person or entity not a party to this Agreement and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms.

         4.3 No Violation. Seller is not subject to or obligated under its articles of incorporation, bylaws, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by the execution, delivery or performance of this Agreement.

         4.4 Properties. Seller owns good and marketable title, free and clear of all liens, claims and encumbrances (other than personal property taxes), to all of the tangible personal property included in the Purchased Assets. All of the tangible assets included in the Purchased Assets are in all material respects in good condition and repair and are usable in the ordinary course of Seller's Business.

         4.5 Inventories. The supplies, and inventories included in the Purchased Assets consist of a quality usable for Buyer's purposes and are not obsolete.

         4.6 Taxes. All taxes, duties and assessments payable or incurred by Seller prior to the Closing Date which might result in a lien or encumbrance upon any of the Purchased Assets have been or will be timely paid by Seller; all federal, state and local tax returns and tax reports required to be filed by or with respect to Seller and relating to the Purchased Assets have been or will be duly filed; and, to the best of Seller's knowledge, no issues have been raised (or, to the best of Seller's knowledge, are currently pending) by any governmental authority in connection with any of the returns or reports referred to in this Section 4.6, the resolution of which, individually or in the aggregate, could have a material adverse effect on the right of Buyer to own, operate or control the Purchased Assets. Any personal property taxes on the Purchased Assets shall be prorated between the parties as of the Closing Date, and shall be paid as set forth in section 1.5(c).

         4.7 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the best of Seller's knowledge, threatened, against Seller.

         4.8 Compliance with Governmental Authorities. Seller's operation of the Business is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees which have any application thereto. Seller has complied with all of its duties and obligations under any federal, state or local environmental law or regulation applicable to its business, the failure of which would have a material adverse effect on the Purchased Assets or Buyer's operation of the Business.

         4.9 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

         4.10 Absence of Undisclosed Liabilities. As of the Closing, Seller will not have any obligations or liabilities arising out of transactions entered into at or prior to the Closing, which will adversely affect Buyer's ownership and use of the Purchased Assets.

         4.11 Information. There is no fact known to Seller which has not been disclosed to Buyer in writing which materially adversely affects the Purchased Assets or the ability of Seller or Shareholders to perform their respective obligations hereunder. No representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstance in which they were made, not misleading.

         4.12 Financial Statements. The audited financial statements dated as of December 31, 1995, 1996, and 1997 provided to Buyer, are true, complete and accurate in all material respects and present fairly the assets, liabilities and financial condition of Seller at the respective date(s) thereof and the results of Seller's operations for the periods then-ended, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Unaudited statements for the three-month period ending March 31, 1998 will be provided to Buyer on or before June 19, 1998 and will be true, complete and accurate in all material respects.

         4.13 Real Property Leases. Schedule 1.1(a)(iii) of the Disclosure Letter contains a complete list of the Real Property Leases. Each such lease or sublease is in full force and effect, there has been no threatened termination or outstanding disputes thereunder, each is with unrelated third parties and was entered into on an arms-length basis in the ordinary course of business and, assuming the receipt of the appropriate consents, will continue to be binding in accordance with its terms after Closing. Seller has provided Buyer with a complete copy of each Real Property Lease, which includes all material terms.

         4.14 Contracts. Schedule 1.1(a)(iv) of the Disclosure Letter contains a complete list of each written contract being purchased hereunder. Each such contract is in full force and effect, there has been no threatened termination or outstanding disputes thereunder, each is with unrelated third parties and was entered into on an arms- length basis in the ordinary course of business and, assuming the receipt of the appropriate consents, will continue to be binding in accordance with its terms after closing. Seller has provided Buyer with a complete copy of each written contract, which includes all material terms, and a materially complete customer list.

         4.15 Shareholders. Shareholders are the sole shareholders of Seller.

         4.16 Survival. The representations and warranties of Seller and Shareholders contained herein shall survive for a period of one year after the Closing Date, except that the representations under Section 4.6 shall survive for the period of the statute of limitations on any such taxes.

                                   ARTICLE 5
                    Representations and Warranties of Buyer

         Buyer hereby represents and warrants to Seller that:

         5.1 Corporate Organization and Power. Buyer is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder.

         5.2 Authorization. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

         5.3 No Violation. Buyer is not subject to nor obligated under its certificate of incorporation, its bylaws, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement.

         5.4 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of Buyer, threatened against Buyer which would affect the ability of Buyer to perform hereunder.

         5.5 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

         5.6 Survival. The representations and warranties of Buyer contained herein shall survive for a period of one year after the Closing Date.

                                   ARTICLE 6
                                  Termination

         6.1 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a)     by mutual written consent of Seller and Buyer;

         (b) by either Seller or Buyer if there has been a material adverse breach of any representation or warranty on the part of the other party; or

         (c) by either Buyer or Seller if the transactions contemplated hereby have not been consummated by thirty (30) days after the Closing Date, provided that neither Seller nor Buyer will be entitled to terminate pursuant to this paragraph 6.1(c) if such party's breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

         (d)     as provided in paragraph 2.1(g).

         6.2 Effect of Termination. In the event of termination of this Agreement in accordance with its terms , this Agreement will forthwith become void. Upon any such termination, no party shall have any liability or further obligation to any other party, except for such legal and equitable rights and remedies as any party may have under this Agreement or otherwise by reason of any breach or violation of this Agreement by the other party.

                                   ARTICLE 7
                                Indemnification

         7.1     Indemnification by Seller.

         (a) Seller and Shareholders, jointly and severally, agree to indemnify and hold harmless Buyer, its employees, officers, directors and shareholders from and against any loss, liability, damage or expense (including legal fees and costs) which Buyer may suffer, sustain, or become subject to as a result of or in connection with (i) the breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement, or
(ii) any claim brought against Buyer arising from or related to Seller's Business prior to the Closing Date, other than Seller's obligations specifically assumed by Buyer as provided in this Agreement.


         (b) Seller and Shareholders shall be fully liable to Buyer under this indemnification for any claim brought against Buyer arising from or related to Seller's Business prior to the Closing Date that is reflected on Seller's financial statement or of which Seller or Shareholders had actual knowledge prior to Closing. For any other claims under this indemnification, Buyer shall be responsible for the first $75,000 of loss, liability, damage or expense suffered by Buyer that would otherwise be covered by this indemnification, and the aggregate indemnification liability of Seller and Shareholders shall be limited to fifteen percent (15%) of the Base Purchase Price.

         7.2 Indemnification by Buyer. Buyer agrees to indemnify and hold harmless Seller, its employees, officers, directors and the Shareholders against any loss, liability, damage or expense (including legal fees and costs) which Seller may suffer, sustain or become subject to as a result of or in connection with (i) the breach by Buyer of any representation, warranty, covenant or agreement of Buyer contained in this Agreement, or (ii) any claim brought against Seller arising from or related to the operation of Buyer's business on or after the Closing Date.

         7.3 Defense; Settlement. The indemnified party shall give the indemnifying party prompt notice of any claims of third parties as to which it proposes to demand indemnification hereunder. The indemnifying party shall have the right to assume the good faith defense, compromise or settlement of any such claim (without prejudice to the right of the indemnified party to participate in such defense) at its own expense through attorneys reasonably acceptable to the indemnified party. If the indemnifying party does not elect to defend such claim or suit within ten (10) days after having received notice thereof or fails to prosecute its defense diligently, the indemnified party may in its sole discretion defend against such claim or suit at the indemnifying party's expense. The indemnified party may thereafter elect to settle such claim or suit or otherwise enter into a compromise with the claimant.

                                   ARTICLE 8
                                 Miscellaneous

         8.1 Announcements. No announcement to the employees, clients, or suppliers of Seller or press releases regarding this transaction will be issued without the joint approval of Buyer and Seller, which approval shall not be unreasonably withheld.

         8.2 Expenses. Seller and Buyer shall each pay its own expenses incurred in connection with the negotiation of this Agreement, the performance of their obligations hereunder, and the consummation of the transactions contemplated by this Agreement; provided, however, that Buyer will reimburse Seller for one-half of the costs incurred by Seller in auditing Seller's financial statements for calendar years 1995, 1996, and 1997, so long as the auditors consent to including such audit information in Buyer's securities filings.

         8.3 Further Assurances. Seller will deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Purchased Assets.

         8.4 Amendment and Waiver. This Agreement may be amended, and, except for the provisions of Article 2 which may be waived by Buyer or Seller as set forth therein, any provision of this Agreement may be waived only if such amendment or waiver is set forth in a writing executed by Buyer and Seller. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         8.5 Notices. All notices under this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by overnight delivery service, or three business days after mailing by first class mail, return receipt requested. Notices, demands and communications to Buyer and Seller will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Buyer:         American Coin Merchandising, Inc., d/b/a
                                Sugarloaf Creations, Inc.
                                5660 Central Avenue
                                Boulder, CO  80301
                                Attn:  Jerome M. Lapin

Notices to Seller
or Shareholders:          Mary Ellen Fiore
                                1340 Gulf Boulevard, Suite 11D
                                Clearwater, FL  33767


         8.6 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party.

         8.7 Brokers. Buyer and Seller agree to indemnify and hold harmless the other with respect to any other finder's or broker's fees due or claimed to be due by reason of a third person acting on the other's behalf in connection with the transactions contemplated hereby.

         8.8 Business Relations; Inquiries. Seller and Shareholders shall not take any action which is designed or intended to have the effect of discouraging customers, suppliers, lessors, and other business associates from maintaining the same business relationships with Buyer after Closing as were maintained with Seller prior to Closing. Seller agrees that subsequent to the Closing they will refer all customer inquiries relating to the Business to Buyer.

         8.9 Dispute Resolution; Jurisdiction; Venue. All disputes arising under this Agreement shall be finally settled by binding arbitration in St. Louis, Missouri, under the Commercial Arbitration Rules of the American Arbitration Association. The prevailing party, as determined by the arbitrator, shall be entitled to recover reasonable attorneys fees and other expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled. The parties waive any right to change or alter venue and, except to the extent arbitrable, each consents to non-exclusive personal jurisdiction in Colorado to enforce the terms of this Agreement.

         8.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8.11 Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         8.12 Captions. The captions used in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

         8.13 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

         8.14 Governing Law. Except for the Federal Arbitration Act, which will govern all arbitration proceedings conducted pursuant to paragraph 8.9, the laws of the State of Colorado will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

         8.15 Effective Date. Upon execution of this Agreement by Buyer, this Agreement shall be binding on Buyer and constitutes an irrevocable offer by Buyer to buy the Purchased Assets on the terms contained in this Agreement, and Seller is relying on both this offer and on Buyer's being bound in permitting Buyer to conduct the due diligence described in paragraph 2.1(g). This offer may be accepted by Seller after 5:00 PM, Rocky Mountain Daylight time, on May 29, 1998, and before 5:00 PM Rocky Mountain Daylight time on May 30, 1998.
Upon execution by Seller and Shareholders, this Agreement shall be binding on all parties, effective on the date of the last signature.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BUYER: AMERICAN COIN MERCHANDISING, INC., d/b/a SUGARLOAF CREATIONS, INC., a Delaware corporation


                                  By:  /s/ Jerome M. Lapin
                                      -----------------------------------
                                      Jerome M. Lapin, President

                                  Dated:  May 27, 1998


SELLER:                           OREGON COIN COMPANY,
                                  an Oregon corporation


                                  By:  /s/ Joseph Fiore by Mary Ellen Fiore
                                      -----------------------------------
                                      under Power of Attorney
                                      -----------------------
                                      Joseph Fiore, President

                                  EIN:  93-0999023
                                  Dated:  May 29, 1998

As to Articles 4 and 7, Section 8.9, and paragraph 3.3(b)

Shareholders:


/s/ Mary Ellen Fiore
---------------------------
Mary Ellen Fiore
Dated:  May 29, 1998

/s/ Joseph Fiore by Mary Ellen Fiore under Power of Attorney
------------------------------------------------------------
Joseph Fiore
Dated:  May 29, 1998

                                 EXHIBIT 1.3(c)

                                  FORM OF NOTE


$800,000                                                       Boulder, Colorado
                                                                   June 12, 1998



         1. For value received, AMERICAN COIN MERCHANDISING, INC., d/b/a SUGARLOAF CREATIONS, INC. ("Borrower") promises to pay to SUNCOAST TOYS, INC., OREGON COIN COMPANY, and NW TOYS CO. or order ("Note Holder"), the principal sum of Eight Hundred Thousand Dollars ($800,000), with interest at __________ percent (__%) per annum [prime rate as of closing]. The principal and interest of this Note shall be payable as follows: amortized payments of principal and interest in the amount of $_______ shall be paid on the 12th day of September, 1998, and the 12th day of each calendar quarter thereafter through and including June 12, 2001, at which time all remaining principal and interest shall be due and payable. The principal of this Note is allocated $451,929.82 to NW Toys Co., $131,929.82 to Oregon Coin Company and $216,140.36 to Suncoast Toys, Inc. All payments shall be allocated pro rata among the three entities.

         2. All payments shall be made to Note Holder at 1340 Gulf Boulevard, Suite 11D, Clearwater, Florida 33767.

         3. Borrower shall pay to the Note Holder a late charge of 5% of any payment should payment not be received by the Note Holder on the dates such payments are due pursuant to paragraph 1.

         4. The payment of this Note and all interest thereof is secured by a standby reducing irrevocable letter of credit dated June 12, 1998, issued by Wells Fargo Bank for the benefit of Note Holder.

         5. This Note may not be assumed by any party without the prior written consent of the Note Holder.

         6. It is agreed that if any payment required by this Note is not paid when due, or if Borrower files a petition in voluntary bankruptcy or reorganization or is adjudicated bankrupt or has a trustee appointed in an involuntary proceeding of dissolution or reorganization or makes an assignment for the benefit of creditors (Bankruptcy Event), the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note Holder (Acceleration) five (5) business days after notice of Acceleration has been given. Such notice of Acceleration shall specify the default or the amount of the nonpayment plus any unpaid late charges and other costs, expenses and fees due under this Note. Until the expiration of such five (5) business-day period, Borrower may cure all defaults consisting of a failure to make required payments by tendering the amounts of all unpaid sums due at the time of tender, without Acceleration, as specified by the Note Holder in such notice. Cure restores Borrower to its rights under this Note as though defaults consisting of a failure to make required payments had not occurred. If the default is not cured within such five business-day period, or if a Bankruptcy Event has occurred, the entire principal and accrued interest thereon shall draw interest at the rate of eighteen percent (18%) per annum.

         7. Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied first against the interest then due and to the principal amount outstanding and interest shall accrue thereafter on the reduced principal amount. The payment of any sum in addition to the regular payment shall not relieve Borrower of paying the regular payments.

         8. Borrower and all other makers, guarantors and endorsers hereof severally waive notice of nonpayment, presentment, protest or notice of dishonor. If this Note or interest thereon is not paid when due, or suit is brought, Borrower agrees to pay all reasonable costs of collection, including a reasonable amount for attorney fees.

         9. Notwithstanding anything to the contrary herein, in no event shall the sum of all interest and other charges, fees, costs, and other amounts due hereunder which may deemed to constitute interest under applicable law, exceed the maximum legal rate permitted by law. If strict application of the terms of this Note would yield a rate in excess of the maximum legal rate, Borrower shall be obligated to pay only that amount which does not exceed the maximum legal rate.

         10. Borrower may offset against the principal of this Note any amounts for which Borrower is to be indemnified under Article 7 of the Asset Purchase Agreement if Note Holder fails to satisfy or otherwise pay such amounts or assume the defense of the claims giving rise to such amounts after receiving notice from Borrower.



BORROWER:

AMERICAN COIN MERCHANDISING, INC.,
d/b/a SUGARLOAF CREATIONS, INC.



By:
   --------------------------------
   Jerome M. Lapin, President



                                      2